UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 24, 2011

EPOCRATES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35062	94-3326769
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

1100 Park Place, Suite 300 San Mateo, California	94403
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 227-1700

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02               Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

2010 Bonus Awards

Cash Bonus

On March 24, 2011, the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of Epocrates, Inc., pursuant to the authority delegated to the Committee by our Board, approved the payment of cash bonuses to our executive officers for services rendered in 2010, pursuant to our management bonus plan (other than the payment to Rosemary A. Crane, which was recommended to, and approved by, the Board), as previously described in our Registration Statement on Form S-1 filed with the Securities and Exchange Commission on July 16, 2010, as amended.

Under our management bonus plan, each participant was eligible to receive a cash bonus in an amount up to a specified target percentage of such participant’s annual base salary for the year 2010 based on our level of achievement of certain specifically measured corporate objectives.  The bonus payment amounts approved were based on its determination of the degree to which such corporate objectives were achieved.

The cash bonus payment amounts for each of our eligible named executive officers for 2010 are as follows:

Named Executive Officer	Cash Bonus Amount
Rosemary A. Crane President and Chief Executive Officer	$293,510
Patrick D. Spangler Chief Financial Officer	$53,093
Paul F. Banta Executive Vice President, General Counsel and Secretary	$106,922
David B. Burlington Chief Operations Officer	$26,465
Joseph B. Kleine Chief Commercial Officer	$234,808
Burt W. Podbere Senior Vice President, Former Interim Chief Financial Officer	$91,561

Equity Compensation

On March 24, 2011, pursuant to our equity incentive program, the Committee approved the commencement of vesting (other than with respect to Ms. Crane, which was recommended to, and approved by, the Board) of the performance-based stock options and restricted stock units previously granted to certain of our named executive officers with respect to performance in 2010 as follows:

Named Executive Officer	Restricted Stock Unit Grant	Option Grant
Rosemary A. Crane President and Chief Executive Officer	35,024	N/A
Paul F. Banta Executive Vice President, General Counsel and Secretary	N/A	52,536
Joseph B. Kleine Chief Commercial Officer	N/A	70,048

As with our management bonus plan, each eligible named executive officer received a grant of performance-based options or restricted stock units based on our level of achievement of the same specifically measured corporate objectives.  The Committee previously determined for each eligible participant a target number of performance-based options or restricted stock units to be earned at 100% performance, and then made a grant for 125% of such number, with an exercise price for the stock options equal to $13.36.  The actual amount of shares underlying the performance-based options and restricted stock units that were approved for commencement of vesting were based on a determination of the degree to which our corporate objectives were achieved, such number varying from 0% to 125% of the target amount for each corporate objective based on actual over- or under-achievement of such metric.

2011 Bonus Plan

On March 24, 2011, the Committee adopted our 2011 Executive Bonus and Performance Option Plan (the “2011 Bonus Plan”).  The 2011 Bonus Plan provides our executive officers and other eligible employees the opportunity to earn cash bonuses and performance-based options based on our level of achievement of certain specifically measured corporate objectives, or the Corporate Objectives, from January 1, 2011 through December 31, 2011.  The terms of the 2011 Bonus Plan are substantially consistent with that of our management bonus plan for 2010.  The Committee approved the Corporate Objectives and assigned a weighting to each objective.

The Corporate Objectives for the 2011 Bonus Plan, upon which the cash bonus amounts earned depend, are based on the broader company business plan that was approved by the Committee. For 2011, the Committee selected the following three key business metrics from our general business plan:

•                  sales bookings, meaning total dollar amount of business contracted during the year;

•                  revenue, measured as GAAP revenue calculated in accordance with our revenue recognition policies in effect at the time; and

•                  adjusted EBITDA, measured as GAAP net income before interest income, interest expense, other income (expense) net, provision for income taxes, depreciation and amortization expense, and stock-based compensation expense.

In order to earn any bonus under the program, we have to achieve the following threshold levels of each metric:

•                  95% of our business plan for sales bookings;

•                  98% of our business plan for revenue; and

•                  97% of our business plan for adjusted EBITDA.

If any one threshold level was missed, no bonus would be earned. If all three threshold levels are achieved, then the actual bonus will be calculated based on actual achievement, and the bonus payout for each metric could vary from 0% to 150% of the target bonus amount for that metric based on the actual over- or under-achievement of that metric according to the parameters in the following tables:

Bookings (40% of overall bonus target)

% Attainment	<95%	95%	100%	108%	>115%
Bonus % Payout	0%	80%	100%	125%	150%

Revenue (20% of overall bonus target)

% Attainment	<98%	98%	100%	102%	>104%
Bonus % Payout	0%	80%	100%	125%	150%

EBITDA (30% of overall bonus target)

% Attainment	<97%	97%	100%	106%	>111%
Bonus % Payout	0%	80%	100%	125%	150%

A fourth goal, attaining a certain degree of new product development and level of acquisition revenue, as determined by an internal metric, is worth 10% of the bonus.

Cash Bonus

Each eligible participant in the 2011 Bonus Plan may receive a cash bonus in an amount up to a specified percentage of such participant’s annual base salary earned in 2011, or the Bonus Targets.  Under the 2011 Bonus Plan, the Bonus Targets range from 35% to 75% of a participant’s 2011 base salary for our named executive officers.  The Bonus Targets for each of our named executive officers is as follows:

Named Executive Officer	Target Bonus (as a percent of FY 2011 Base Salary)
Rosemary A. Crane President and Chief Executive Officer	75%
Patrick D. Spangler Chief Financial Officer	60%
Paul F. Banta Executive Vice President, General Counsel and Secretary	35%
David B. Burlington Chief Operations Officer	60%
Joseph B. Kleine Chief Commercial Officer	70%
Burt W. Podbere Senior Vice President, Former Interim Chief Financial Officer	35%

The determination of actual bonuses to be paid under the 2011 Bonus Plan will be made solely with respect to our achievement as measured against the Corporate Objectives.  The Committee will determine the degree to which our Corporate Objectives have been met after receiving the analysis and recommendations of management.  Based on such determination, the Committee will determine what percentage of the Bonus Targets will be paid in actual cash bonuses.  Payment under the 2011 Bonus Plan is expected to occur in the first quarter of 2012.  A participant must remain an employee through the payment date under the 2011 Bonus Plan to be eligible to earn a cash bonus.

Equity Compensation

Each eligible participant in the 2011 Bonus Plan also received a grant of performance-based options based on our achievement of our Corporate Objectives.  On March 24, 2011, the Committee granted options to each eligible participant for a number of shares equal to the fair value of the options based on 125% of performance, or the Maximum.  The actual amount of shares or units that will vest depends on our achievement against a target of 100% for each of our Corporate Objectives, such number varying from 0% to 125% of the target amount for each Corporate Objective based on actual over- or under-achievement of such metric.  The options have an exercise price of $22.97 per share.

The target and maximum fair value of the options for each of our named executive officers is as follows:

Named Executive Officer	Targets	Maximum
Rosemary A. Crane President and Chief Executive Officer	$800,000	$1,000,000
Patrick D. Spangler Chief Financial Officer	$240,000	$300,000
David B. Burlington Chief Operations Officer	$240,000	$300,000
Joseph B. Kleine Chief Commercial Officer	$336,000	$420,000

As with the cash bonuses, the Committee will determine the degree to which each of the Corporate Objectives have been met after receiving the analysis and recommendations of management.  Based on such determination, the Committee will determine our degree of attainment of the Corporate Objectives and adjust the vesting of the shares underlying the performance-based option grants, issued pursuant to the 2011 Bonus Plan, accordingly.

Directors Not Sitting for Reelection

Dr. Gilbert H. Kliman and Jacob J. Winebaum will not be sitting for reelection to our Board.  As such, effective immediately following our 2011 Annual Meeting of Stockholders on April 27, 2011, Dr. Kliman and Mr. Winebaum will no longer serve as members of our Board.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EPOCRATES, INC.

Dated: March 30, 2011
	By:	/s/ Paul F. Banta
Paul F. Banta
Executive Vice President, General Counsel and Secretary